Exhibit 107.1
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Flotek Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(o)	(1)	(1)	(1)
	Equity	Preferred Stock, $0.0001 par value per share	457(o)	(1)	(1)	(1)
	Equity	Depositary Shares	457(o)	(1)	(1)	(1)
	Equity	Warrants	457(o)	(1)	(1)	(1)
	Equity	Rights	457(o)	(1)	(1)	(1)
	Equity	Units	457(o)	(1)	(1)	(1)
	Unallocated (Universal) Shelf		457(o)	(1)	(1)	$100,000,000	.0000927	$9,270(2)
	Equity	Common Stock, $0.0001 par value per share	457(c)	38,364,541	$1.19(3)	$45,653,803.79(3)	.0000927	$4,232.11(3)
	Total Offering Amounts (Primary and Secondary Offering)					$145,653,803.79
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$10,585(4)
	Net Fee Due							$2,917.11

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Flotek Industries, Inc.	Form S-3	333-	May 11, 2022		(4)	(4)	(4)	(4)	(4)
Fee Offset Source	Flotek Industries, Inc.	Form S-3	333-219618		August 1, 2017						(4)

(1)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate amount of depositary shares, such indeterminate number of warrants to purchase common stock or preferred stock, such indeterminate number of rights to purchase common stock, preferred stock, or warrants, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low sales price of the Company’s common stock as reported on the New York Stock Exchange on May 10, 2022.
(4)	The registrant previously paid a registration fee of $40,565.00 pursuant to the registrant’s registration statement on Form S-3 (No. 333-219618) declared effective by the Securities and Exchange Commission on October 11, 2017, and originally filed on August 1, 2017 (the “2017 Registration Statement”). Of the $350,000,000.00 of securities registered under the 2017 Registration Statement, none were sold. Pursuant to Rule 457(p) of the Securities Act, the Company is offsetting $10,585 of the unused registration fee paid in connection with the 2017 Registration Statement against the $10,585 registration fee due for this registration statement. The registrant has terminated any offering that included the unsold securities under the 2017 Registration Statement. Note that the registrant previously filed a registration statement on Form S-3 (No. 333-251043) on which it relied on the registration fee paid in connection with the 2017 Registration Statement to offset a registration fee of $2,672.40 in accordance with Rule 457(p).